Exhibit 99.1
Earnings Release

Ask Jeeves Reports Second Quarter 2004 Results

-Ask Jeeves posts second quarter revenues of $60.3 million-

-Second quarter pro forma income of $0.24 per share-

-Second quarter GAAP net income of $0.18 per share-

EMERYVILLE, Calif., July 28, 2004 — Ask Jeeves, Inc. (Nasdaq: ASKJ; “the Company”) today reported results for the second quarter ended June 30, 2004. The Company’s financial results include the acquisition of Interactive Search Holdings (“ISH”) from the closing date of May 6, 2004.

Revenues for the quarter ended June 30, 2004 were $60.3 million. These second quarter results represent 136 percent growth over revenues of $25.6 million for the comparable year-ago quarter.

“We executed well this past quarter. We improved the user experiences across our sites, doubled our market share with the closing of Interactive Search Holdings and continued to see strong demand for search and media advertising,” said Steve Berkowitz, CEO of Ask Jeeves. “We believe we are in a great position in a great space to continue our growth. In the back half of the year we will continue to innovate and improve, making our experiences even more compelling for users.”

Pro forma income from continuing operations for the second quarter was $15.7 million, or $0.24 per share. For the comparable year-ago quarter, Ask Jeeves’ pro forma income from continuing operations was $5.2 million, or $0.10 per share. These pro forma results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. Under GAAP, Ask Jeeves’ income from continuing operations for the second quarter of 2004 was $11.6 million, or $0.18 per share. This compares to income from continuing operations on a GAAP basis of $4.9 million, or $0.09 per share, for the comparable year-ago quarter. Cash, cash equivalents and marketable securities totaled $86 million on June 30, 2004

Ask Jeeves’ pro forma results are calculated by adjusting GAAP income from continuing operations to exclude the effects of amortization of other assets and certain other items as detailed in the accompanying table. A table reconciling the Company’s pro forma income from continuing operations to GAAP income from continuing operations is included in the condensed consolidated financial statements in this release. Unless otherwise indicated, revenues, pro forma and other metrics in this release are based on Ask Jeeves’ continuing operations. Ask Jeeves completed the sale of its Jeeves Solutions division on July 1, 2003.

Business Outlook

The following business outlook contains forward-looking statements describing management’s current expectations for the future. The matters discussed in these forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed or referred to in the cautionary note below. The pro forma guidance below has been calculated in a manner consistent with the pro forma historical data provided above and in the tables attached to this earnings release. Commenting on Ask Jeeves’ business outlook, the Company’s CFO, Steve Sordello said “Our positive momentum continues. It’s reflected in our operational and financial results and our steady commitment to a long-term investment path that allows us to take advantage of the search market opportunity, which we believe is one of the best growth opportunities on the web.”

Third Quarter 2004

For the third quarter, Ask Jeeves anticipates revenues of $74 million and pro forma income of approximately $16.5 million, or $0.24 per share. Ask Jeeves anticipates that GAAP net income will be $0.14 per share. The anticipated difference between third quarter GAAP-basis net income and pro forma income is expected to result primarily from amortization of intangible assets associated with the ISH acquisition. The earnings per share forecast assumes a share count of 70 million shares.

2004 Business Outlook

Ask Jeeves anticipates revenues of approximately $260 million and pro forma income of approximately $1.03 per share for 2004. GAAP net income is expected to be $0.77 per share. The anticipated difference between GAAP-basis net income and pro forma income is primarily related to the non-cash amortization of intangibles.

     Conference Call Scheduled for 5 p.m. Eastern time on July 28, 2004

Ask Jeeves will hold a conference call to discuss its second quarter 2004 results and its business outlook for the third quarter and the year 2004 at 5 p.m. Eastern time on July 28, 2004. A more-detailed outlook will be presented on the call than is contained in this release. Interested persons can listen to a live broadcast of the conference call on the Internet at www.ask.com/investor. To listen to the live call, go to the web site at least fifteen minutes prior to the start time to download and install the necessary audio software. For those unable to listen to the live broadcast, a replay will be available one hour after the conclusion of the call at www.ask.com/investor for a period of three months. The financial and statistical information to be discussed during the conference call will be posted on Ask Jeeves Web site at www.ask.com/investor under the category “Earnings Releases.”

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. All statements regarding the future are forward-looking statements, including those statements regarding the Company’s potential for future growth, the Company’s anticipated increase in investment in its business, the Company’s plans to continue to innovate and improve and all expectations regarding financial forecasts including revenue and productivity metrics, cash flow, net income, pro forma income, revenue growth and pro forma earnings per share of the Company in the future. The matters discussed in those statements are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. The forward-looking guidance provided in this press release is subject to numerous assumptions, risks and other uncertainties and is based on limited information available to Ask Jeeves at this time, which is subject to change. As a result of these uncertainties and information limits, Ask Jeeves’ actual results in the future may differ materially from management’s current expectations. Although management’s expectations may change after the date of this release, Ask Jeeves undertakes no obligation to revise or update the guidance above. The lack of any revision or update is not meant to imply continued affirmation of the guidance.

Factors that might cause or contribute to such differences include, but are not limited to: Ask Jeeves’ dependence on the Internet and its dependence on a third-party paid placement provider; the risk that acquisitions are not integrated successfully, the risk of further vertical consolidation in the Internet search and keyword advertising markets; the risk that Ask Jeeves’ user base might migrate to other search engines or that its web traffic might otherwise decline; risks associated with rapid technological change; the risk that companies’ internet advertising budgets might contract or grow at a slower pace; Ask Jeeves’ dependence on third parties for content, distribution and advertising delivery; potential lack of market acceptance of Ask Jeeves advertising products; introduction of new advertising products or search technologies by competitors; declines in the average selling price of Ask Jeeves’ advertising products; and adverse economic conditions in any of the major countries or markets in which Ask Jeeves does business or to which its web content is targeted. As a relatively short announcement, this press release cannot present a full discussion of such risks. Further information on risk factors that could affect Ask Jeeves’ financial results is included in its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Ask Jeeves encourages investors to read all of the disclosures in its SEC filings for a broader discussion of important factors that may be material to investors and may affect Ask Jeeves’ business, financial condition and results of operations.

About Ask Jeeves, Inc.

Ask Jeeves, Inc. provides consumers and advertisers with information retrieval products across a diverse portfolio of Web sites, portals and desktop search applications. Ask Jeeves’ search and search-based portal brands include: Ask Jeeves (Ask.com and Ask.co.uk); Ask Jeeves for Kids (AJKids.com); Excite (excite.com); iWon (iwon.com); My Search (mysearch.com); My Way (myway.com); My Web Search (mywebsearch.com) and Teoma (teoma.com). Ask Jeeves also owns the search technology Teoma, proprietary natural language processing technology, as well as portal and ad serving technologies. In addition to powering several of the Ask Jeeves brands, the Company syndicates its technologies to help companies increase revenue through powerful search. Ask Jeeves’ advertising services, which includes Ask Jeeves, The Excite Network, and MaxOnline, provides advertisers with targeted tools to reach a broad base of highly valuable customers. Ask Jeeves, Inc. is headquartered in Emeryville, California, with offices throughout the United States, as well as in London, Dublin, and Tokyo. For more information, visit http://www.Ask.com or call 510-985-7400.

NOTE: Ask Jeeves, Ask.com, Teoma, My Way, My Search, My Web Search, iWon, Excite and MaxOnline are trademarks or registered trademarks of Ask Jeeves, Inc.

ASK JEEVES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Three Months Ended			Six Months Ended
		(unaudited)			(unaudited)

	June 30, 2004		June 30, 2003		June 30, 2004		June 30, 2003

Revenues	$60,341	100.0%	$25,568	100.0%	$99,570	100.0%	$48,282	100.0%
Cost of revenues	15,944	26.4%	4,964	19.4%	21,738	21.8%	9,958	20.6%

Gross profit	44,397	73.6%	20,604	80.6%	77,832	78.2%	38,324	79.4%
Operating expenses:
Product development	5,205	8.6%	3,252	12.7%	9,958	10.0%	6,796	14.1%
Sales and marketing	16,645	27.6%	7,137	27.9%	25,809	25.9%	14,028	29.1%
General and administrative	6,300	10.4%	4,923	19.3%	11,638	11.7%	8,549	17.7%

Total pro forma operating expenses	28,150	46.6%	15,312	59.9%	47,405	47.6%	29,373	60.9%

Pro forma operating income	16,247	27.0%	5,292	20.7%	30,427	30.6%	8,951	18.5%
Interest and other income, net	192	0.3%	193	0.8%	631	0.6%	381	0.8%

Pro forma income before income tax provision	16,439	27.3%	5,485	21.5%	31,058	31.2%	9,332	19.3%
Income tax provision	700	1.2%	335	1.3%	1,800	1.8%	670	1.4%

Pro forma income from continuing operations	$15,739	26.1%	$5,150	20.2%	$29,258	29.4%	$8,662	17.9%

Basic pro forma income from continuing operations per share	$0.30		$0.12		$0.59		$0.20

Weighted average shares outstanding used in computing basic pro forma income from continuing operations per share	53,333,993		43,260,912		49,456,303		42,648,742

Diluted pro forma income from continuing operations per share	$0.24		$0.10		$0.47		$0.17

Weighted average shares outstanding used in computing diluted pro forma income from continuing operations per share	65,542,792		53,541,479		61,803,135		51,004,790

Revenues from related parties	$1,131		$1,131		$2,262		$2,262

RECONCILIATION OF PRO FORMA INCOME FROM CONTINUING OPERATIONS TO GAAP INCOME FROM CONTINUING OPERATIONS

Pro forma income from continuing operations	$15,739		$5,150		$29,258		$8,662
Cost of revenues	(39)		—		(39)		—
Amortization of other assets	(2,094)		(522)		(2,369)		(1,044)

	(2,133)		(522)		(2,408)		(1,044)
Product Development	(23)		(2)		(23)		(2)
Sales and marketing	(66)		(1)		(66)		(1)
General and administrative	(19)		(1)		(19)		(2)
Amortization of other assets	(7)		(7)		(14)		(14)
Transaction costs	—		21		—		(625)

	(26)		13		(33)		(641)
Amortization of other intangibles	(2,005)		—		(2,005)		—
Gain on acquisition and dissolution of joint ventures	—		232		—		6,355
Interest and other income, net	75		(13)		217		(21)

Income from continuing operations	$11,561		$4,857		$24,940		$13,308

Notes:

Adjustments to cost of revenues, product development, sales and marketing, and general and administrative costs relate to amortization of stock based compensation.

Amortization of other assets consists of the pro-rata expensing of intangibles from acquisitions, certain licensing fees, and trademarks.

Transaction costs in 2003 related to certain merger and acquisition activities that did not come to fruition.

Amortization of other intangibles consists of the amortization of intangibles from the acquisition of ISH in 2004.

Gain on acquisition and dissolution of joint ventures in 2003 consists of a gain from the acquisition of our UK joint venture and a gain from the dissolution of our Ask Jeeves en Espanol joint venture.

The adjustments to interest and other income, net consist of realized gains and losses on investments, losses on disposals of assets, foreign exchange gains and losses, and miscellaneous income.

ASK JEEVES, INC.

PRO FORMA INCOME FROM CONTINUING OPERATIONS TO PRO FORMA EBITDA FROM CONTINUING
OPERATIONS AND GAAP INCOME FROM CONTINUING OPERATIONS

		Three Months Ended				Six Months Ended
		(unaudited)				(unaudited)

	June 30, 2004		June 30, 2003		June 30, 2004		June 30, 2003

	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share

Pro forma income from continuing operations	$15,739	$0.24	$5,150	$0.10	$29,258	$0.47	$8,662	$0.17
Depreciation	2,443	0.04	1,780	0.03	4,174	0.07	3,703	0.07
Interest and other income, net	(192)	—	(193)	—	(631)	(0.01)	(381)	(0.01)
Income tax provision	700	0.01	335	0.01	1,800	0.03	670	0.01

Pro forma EBITDA from continuing operations	18,690	0.29	7,072	0.14	34,601	0.56	12,654	0.24
Adjustments:
Depreciation	(2,443)	(0.04)	(1,780)	(0.03)	(4,174)	(0.07)	(3,703)	(0.07)
Interest and other income, net	192	—	193	—	631	0.01	381	0.01
Income tax provision	(700)	(0.01)	(335)	(0.01)	(1,800)	(0.03)	(670)	(0.01)
Cost of revenues	(39)	—	—	—	(39)	—	—	—
Amortization of other assets	(2,094)	(0.03)	(522)	(0.01)	(2,369)	(0.04)	(1,044)	(0.02)

	(2,133)	(0.03)	(522)	(0.01)	(2,408)	(0.04)	(1,044)	(0.02)
Product development	(23)	—	(2)	—	(23)	—	(2)	—
Sales and marketing	(66)	—	(1)	—	(66)	—	(1)	—
General and administrative	(19)	—	(1)	—	(19)	—	(2)	—
Amortization of other assets	(7)	—	(7)	—	(14)	—	(14)	—
Transaction costs	—	—	21	—	—	—	(625)	(0.01)

	(26)	—	13	—	(33)	—	(641)	(0.01)
Amortization of other intangibles	(2,005)	(0.03)	—	—	(2,005)	(0.03)	—	—
Gain on acquisition and dissolution of joint ventures	—	—	232	—	—	—	6,355	0.12
Interest and other income, net	75	—	(13)	—	217	—	(21)	—

Income from continuing operations	$11,561		$4,857		$24,940		$13,308

Weighted average shares outstanding used in computing diluted income from continuing operations per share	65,542,792	$0.18	53,541,479	$0.09	61,803,135	$0.40	51,004,790	$0.26

Note: Pro forma EBITDA from continuing operations is defined as pro forma income from continuing operations excluding depreciation, interest and other income, and income tax provision.

ASK JEEVES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)

	2004	2003	2004	2003

Revenues	$60,341	$25,568	$99,570	$48,282
Cost of revenues	18,077	5,486	24,146	11,002

Gross profit	42,264	20,082	75,424	37,280
Operating expenses:
Product development	5,228	3,254	9,981	6,798
Sales and marketing	16,711	7,138	25,875	14,029
General and administrative	6,326	4,910	11,671	9,190
Amortization of intangibles	2,005	—	2,005	—

Total operating expenses	30,270	15,302	49,532	30,017
Operating income	11,994	4,780	25,892	7,263
Gain on acquisition and dissolution of joint ventures	—	232	—	6,355
Interest and other income/expense, net	267	180	848	360

Income before income tax provision	12,261	5,192	26,740	13,978
Income tax provision	700	335	1,800	670

Income from continuing operations	11,561	4,857	24,940	13,308
Loss from discontinued operations	—	(458)	—	(1,218)

Net income	$11,561	$4,399	$24,940	$12,090

Earnings per Share- Basic:
Income from continuing operations	$0.22	$0.11	$0.50	$0.31
Loss from discontinued operations	$—	$(0.01)	$—	$(0.03)

Net income per share	$0.22	$0.10	$0.50	$0.28

Weighted average shares outstanding used in computing basic net income (loss) per share	53,333,993	43,260,912	49,456,303	42,648,742

Earnings per Share- Diluted:
Income from continuing operations	$0.18	$0.09	$0.40	$0.26
Loss from discontinued operations	$—	$(0.01)	$—	$(0.02)

Net income per share	$0.18	$0.08	$0.40	$0.24

Weighted average shares outstanding used in computing diluted net income (loss) per share	65,542,792	53,541,479	61,803,135	51,004,790

Revenues from related parties	$1,131	$1,131	$2,262	$2,262

ASK JEEVES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2004	2003

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,782	$36,673
Marketable securities	15,015	143,975

Total cash, cash equivalents and marketable securities	85,797	180,648
Accounts receivable, net	30,170	12,062
Prepaid expenses and other current assets	5,501	3,299

Total current assets	121,468	196,009
Property and equipment, net	17,212	10,933
Goodwill	272,045	—
Intangible assets, net	101,170	831
Other long-term assets	5,886	4,482

Total assets	$517,781	$212,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$46,047	$12,050
Accrued compensation and related expenses	8,176	5,137
Accrued restructuring costs	792	1,167
Deferred revenue	3,238	5,367
Note payable	2,144	—
Current portion of capital lease obligation	767	—

Total current liabilities	61,164	23,721
Convertible subordinated notes	115,000	115,000
Capital lease obligations, less current portion	570	—
Other liabilities	326	326

Total liabilities	177,060	139,047
Commitments and contingencies
Stockholders’ equity	340,721	73,208

Total liabilities and stockholders’ equity	$517,781	$212,255